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                                                                Exhibit 10.1.3.3


                                ASK JEEVES, INC.

                    1999 NON-QUALIFIED EQUITY INCENTIVE PLAN

                       AS AMENDED THROUGH JANUARY 10, 2001

                    2002 UK APPROVED RULES (THIS "SUB-PLAN")


1.    Purpose

1.1 This Sub-Plan to the Ask Jeeves, Inc. 1999 Non-Qualified Equity Incentive Plan as amended through January 10, 2001 (the "Plan") is for the benefit of employees who are, or may become, resident in the United Kingdom, of Ask Jeeves, Inc. ("the Company") and of companies of which it has control (as defined in Section 187(2) of the United Kingdom Income and Corporation Taxes Act 1988 (the "Act")).

1.2 This Sub-Plan has been established in order to ensure that options granted under the Plan are capable of being granted under a share option plan approved under Schedule 9 of the Act ("Schedule 9").

1.3 The rules of this Sub-Plan should be read in conjunction with the Plan and are subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this Sub-Plan. In the event of any such conflict, the rules of this Sub-Plan shall prevail. In the Sub-Plan words defined in the Plan shall have their same meaning except to the extent that the context requires otherwise.

1.4 This Sub-Plan applies to any grant of options to acquire Stock made under the Plan ("Options") to individuals who are resident, or may become resident, in the United Kingdom ("UK Individuals") if, at the date the Options are granted ("Date of Grant"), such Options are specified as having been granted subject to the terms and conditions of this Sub-Plan.

2.    Eligibility

2.1 A UK individual shall not be entitled to be granted Options under this Sub-Plan unless he is an Eligible Employee (as defined in Rule 2.2 below) on the date on which an Option is granted.

2.2 For the purposes of this Sub-Plan an individual is an Eligible Employee if he is:

      (a) an employee (but not an employee who is also a director) of a Participating Company (as defined in Rule 2.3 below); or
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      (b)   a director of a Participating Company who is required, under the terms of his office or employment with a Participating Company, to devote to his duties not less than 25 hours per week excluding meal breaks; and

      (c)   in either case, not precluded from participation by Paragraph 8 of
            Schedule 9 (material interest in close companies).

      For the avoidance of doubt, an Eligible Employee does not include agents, advisors, consultants or independent contractors of a Participating Company or any person who does not comply with Rules 2.2(a), (b) and (c) above. Section 5 of the Plan shall be construed accordingly.

2.3 A Participating Company means the Company and all companies that are subsidiaries of and which are controlled by the Company (within the meaning of Section 840 of the Act) and which have been nominated by the Board to participate for the time being in this Sub-Plan. For the avoidance of doubt any company which is not controlled by the Company (within the meaning of Section 840 of the Act) cannot be nominated as a Participating Company.

3.    Common Stock subject to this Sub-Plan

3.1 The stock over which Options may be granted under this Sub-Plan (the "Stock") must form part of the ordinary share capital (as defined in
      Section 832(1) of the Act) of the Company. The Stock must at all times, including the time of grant and the time of exercise, comply with the terms of the Plan and comply with the requirements of Paragraphs 10 to 14 of Schedule 9.

3.2 The Company shall, at all times, keep available sufficient authorized and unissued Stock to satisfy to the full extent still possible all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue Stock, or shall procure that sufficient Stock is available for transfer.

4.    Limitation of rights

4.1 No Option shall be granted to an Eligible Employee under this Sub-Plan at any time if it would result in the aggregate Market Value (as defined in Rule 5.2 below) of the Stock which he may acquire in pursuance of rights obtained under this Sub-Plan and the aggregate market value of shares which the Eligible Employee could acquire by the exercise of an option granted under any other plan approved under Schedule 9 (not being a savings-related plan) and established by the Company or by any associated company (as defined in Section 416 of the Act) and not exercised, to exceed or further exceed L30,000 or such other limit contained from time to time in Paragraph 28(1) of Schedule 9.
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4.2   For the purpose of Rule 4.1:

      (a) in respect of Options previously granted under this Sub-Plan, the Market Value of the Stock shall be the Market Value originally determined under Rule 5.2 at the Date of Grant; and

      (b)  in the case of rights obtained under any other plan approved under
           Schedule 9 (not being a savings-related plan), the market value of shares shall be calculated as at the time when the option to acquire those shares was obtained, or such earlier time as may have been agreed with the United Kingdom Inland Revenue.

4.3 If the market value of the Stock is expressed in a currency other than pounds sterling it shall be converted into pounds sterling at the appropriate exchange rate for that currency as published by the Wall Street Journal on the date the relevant options were granted.

4.4 If the Board attempts to grant an Option under this Sub-Plan which is inconsistent with Rule 4.1, the Option granted under this Sub-Plan will be limited and take effect on a basis consistent with the provisions of Rule 4.1.

5.    Exercise Price

5.1 The exercise price for each share comprised in an Option shall be determined no later than the date on which the Option is granted and shall be stated in the Option Agreement. In no circumstance shall the exercise price per share be less than the Market Value of a share of Stock on the date the Option is granted and Section 6(B) of the Plan shall be modified accordingly.

5.2 Market Value of a share of Stock shall mean on any day, its market value determined in accordance with Part VIII of the United Kingdom Taxation of Chargeable Gains Act 1992 and agreed with the Inland Revenue for that day, or for such earlier day as may be agreed in advance with Shares Valuation of the United Kingdom Inland Revenue.

6.    Capital Adjustment

      Only the price at which Stock may be acquired on the exercise of any Option granted under this Sub-Plan and the number of shares thereunder may be adjusted as described in Section 11(A) of the Plan and only in the event of a variation in the share capital of the Company within the meaning of Paragraph 29 of Schedule 9 and only if the prior approval of the United Kingdom Inland Revenue has been obtained for such adjustment.
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7.    Exercise of Option

7.1 An Optionholder will not be able to exercise his Option granted under this Sub-Plan if he is ineligible to participate in the Sub-Plan by virtue of Paragraph 8 of Schedule 9 (material interests in close companies).

7.2 The Company shall not later than 30 days after the receipt of a notice of exercise of an Option (given in accordance with Rule 7.4 below) together with the payment (by way of cheque, bank draft or money order payable to the order of the Company) of the aggregate exercise price in respect of the Stock to be issued or transferred pursuant to the exercise of an Option, allot and issue credited as fully paid to the Optionholder and cause to be registered in his name the number of shares of Stock specified in the written notice or procure the transfer of such Stock.

7.3 An exercise shall not be valid unless, in addition to receipt a notice of exercise (given in accordance with Rule 7.4 below), the Company is satisfied that the Optionholder has entered into arrangements which are satisfactory to the Company, to pay all or any part of the Federal, State, local and foreign taxes for which the Optionholder is liable and required by law to be withheld by the Participating Company Group on the exercise of an Option.

7.4 An Optionholder may only exercise an Option, in whole or in part, by completing and returning a notice of exercise in accordance with the method prescribed by the Board and agreed with the Inland Revenue and paying the exercise price for each share of Stock to be purchased under the Option.

7.5 Stock issued on the exercise of an Option shall rank equally in all respects with Stock in issue on the date that the Option is exercised. An Optionholder shall not rank for any rights attaching to Stock by reference to a record date preceding the date that the Option is exercised. In respect of Stock transferred on the exercise of an Option, the Optionholder shall be entitled to all rights attaching to such Stock by reference to a record date on or after the date that the Option is exercised but shall not be entitled to rights before such date.

8.    Non Transferability of Options

      Subject to the rights of exercise by the Optionholder's personal representatives, every option granted under this Sub-Plan shall be personal to the Optionholder and may not be sold, transferred or disposed of in any way. Section 6(D) of the Plan shall be modified accordingly.
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9.    Corporate Change

9.1 For the purposes of this Sub-Plan, an Optionholder granted options under the Sub-Plan shall not be entitled or required to receive options over shares of a successor company (or another company) in consideration for the release of this Option on any event referred to in Section 11(c) unless (1) such successor company makes an appropriate offer, (2) the Optionholder agrees within the appropriate period referred to in Rule 9.2 below to accept such offer and (3) such company:

      (a) obtains control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company which is unconditional or is made on the condition such that if it is satisfied the successor company will have control of the Company; or

      (b) obtains control of the Company as a result of making a general offer to acquire all the stock of the Company which is of the same class as the Stock which may be acquired by the exercise of Options granted under this Sub-Plan; or

      (c) obtains control of the Company in pursuance of Section 425 of the United Kingdom Companies Act 1985 ("the 1985 Act") or non-UK legislation which the Board of the United Kingdom Inland Revenue accepts is substantially the equivalent of the same; or

      (d) becomes bound or entitled to acquire shares in the Company under Sections 428 to 430 of the 1985 Act or non-UK legislation which the Board of the United Kingdom Inland Revenue accepts is substantially the equivalent of the same. Reference to "control" in this Rule shall have the meaning set out in Section 840 of the Act.

9.2   Where Rule 9.1 above applies:

      (a) an Optionholder may, at any time within the appropriate period (within the meaning of Paragraph 15(2) of Schedule 9) and by agreement with the successor company, release any Option, which has not lapsed ("the old option") in consideration for the grant of a new option. The new option must be equivalent to the old option (within the meaning of Paragraph 15(3) of Schedule 9) but relate to shares in a different company (whether the successor company itself or some other company falling within Paragraph 10(b) or 10(c) of
            Schedule 9); and

      (b) for the purposes of the application of the provisions of this Sub-Plan, where any Optionholder has released an old option, any new option granted shall be regarded as having been granted at the same time as the old option. With effect from the date of release, the new option shall be subject to the same provisions of this Sub-Plan as applied to the old option except that the
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            following terms have the meaning assigned to them in this Rule and not the meanings in the Plan:

            "Board" means the board of directors of the company in respect of whose shares the new options have been granted;

            "Company" means the company in respect of whose shares the new options have been granted; and

            "Stock" means fully paid ordinary shares in the capital of the company over whose shares the new options have been granted and which satisfy the conditions specified in Paragraphs 10 to 14 of
            Schedule 9.

10.   Legal Entitlement

10.1 Nothing in this Sub-Plan nor in any instrument executed pursuant to it will confer on any person any right to continue in employment, office or consultancy nor will it affect the right of the provider of any service relationship to terminate the employment, office or consultancy of any person without liability at any time with or without cause, nor will it impose upon the board or any other person any duty or liability whatsoever in connection with:

      (a)   the lapsing of any Option pursuant to this Sub-Plan;

      (b) the failure or refusal to exercise any discretion under this Sub-Plan; and/or

      (c) a holder of an Option ceasing to be a person who has a service relationship for any reason whatsoever.

10.2 Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

10.3 Any person who ceases to have the status or relationship of an employee, director or consultant with the Company or any other Participating Company as a result of the termination of his employment, office or consultancy for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss or alteration of any rights, benefits or expectations in relation to any Option, this Sub-Plan or any instrument executed pursuant to it.

10.4 The benefit of this Rule 10 is given to the Company for itself and as trustee and agent of each Participating Company. To the extent that this Rule benefits any company which is not a party to this Sub-Plan, the benefit shall be held on trust and
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      as agent by the Company for such company and the Company may, at its discretion, assign the benefit of this Rule 10 to any such company.

11.   Amendment to this Sub-Plan

      No amendment shall be made to:

      (a)   any Option granted under this Sub-Plan; or

      (b)   the terms of this Sub-Plan;

      (c)   the Plan, if it shall effect this Sub-Plan

      except to the extent that the United Kingdom Inland Revenue has approved such amendments and Section 12 of the Plan should be construed accordingly. No such amendment shall take effect before the date on which it is approved by the United Kingdom Inland Revenue.

12.   Other amendments to the Plan

12.1 When the Board, under the powers conferred by Section 3 and Section 6(E) of the Plan, determines the terms and conditions of any Option granted under this Sub-Plan, such terms and conditions (including vesting restrictions) shall:

      (a) be objective, specified at the Date of Grant and set out in full in, or details given with, the Option Agreement; and

      (b) be such that rights to exercise such Options after the fulfillment or attainment of any terms and conditions so specified shall not be dependent upon the further discretion of any person; and

      (c) not be capable of amendment, variation or waiver unless an event occurs which causes the Board to reasonably consider that a waived, varied or amended term and condition would be a fairer measure of performance and in the case of variation or amendment would be no more difficult to satisfy than when first imposed.

12.2 The following Sections of the Plan shall be deleted or amended for the purposes of construing this Sub-Plan:

      (a)   All references to Consultants shall be deleted.

      (b) All references to stock bonuses and rights to purchase restricted stock shall be deleted including the whole of Section 7 of the Plan.
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      (c)   In Section 6(C) of the Plan the words "or cheque" shall be inserted after the words "(i) in cash" and from "or (ii)" to the end of the paragraph shall be deleted.

      (d) In Section 6(I) of the Plan the words "personal representative" shall be inserted after "entitled to exercise the Option as of the date of death) by the Optionholder's" and the following words "estate, by a person" up to and including "sub-section 6(d)" shall be deleted.

      (e)   In section 6(I) the words "longer or" shall be deleted.

      (f) In Section 10(D) of the Plan, the words from "and (2) to give written assurances" to "distributing the stock" shall be disapplied.


Adopted on behalf of the Company                   /s/ Steven J. Sordello
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Name of Signatory                                      Steven J. Sordello
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Date                                                   1/13/03
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